LIFE SERIES FUNDS

Blue Chip

Cash Management

Discovery

Focused Equity

Government

Growth & Income

High Yield

International

Investment Grade

Target Maturity 2007

Target Maturity 2010

Target Maturity 2015

Value

Special Bond

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

         THE DATE OF THIS PROSPECTUS IS MAY 1, 2007

CONTENTS

INTRODUCTION

 1

FEE TABLE

  2

FUND DESCRIPTIONS

Blue Chip Fund

   4

Cash Management Fund

   8

Discovery Fund

 12

Focused Equity Fund

 16

Government Fund

 20

Growth & Income Fund

 24

High Yield Fund

 28

International Fund

 33

Investment Grade Fund

 38

Target Maturity 2007 Fund

 43

Target Maturity 2010 Fund

 47

Target Maturity 2015 Fund

 51

Value Fund

 55

Special Bond Fund

 59

FUND MANAGEMENT

 64

BUYING AND SELLING SHARES

 67

How and when do the Funds price their shares?

 67

How do I buy and sell shares?

 68

Can I exchange my shares for the shares of other First Investors Funds?

 68

What are the Funds’ policies on frequent trading in the shares of the Funds?

68

What are the risks of frequent trading in the shares of the Funds?

69

ACCOUNT POLICIES

 70

What about dividends and capital gain distributions?

 70

What about taxes?

 70

Mixed and Shared Funding

 70

FINANCIAL HIGHLIGHTS

 71

Blue Chip Fund

Cash Management Fund

Discovery Fund

Focused Equity Fund

Government Fund

Growth & Income Fund

High Yield Fund

International Fund

Investment Grade Fund

Target Maturity 2007 Fund

Target Maturity 2010 Fund

Target Maturity 2015 Fund

Value Fund

Special Bond Fund

INTRODUCTION

This prospectus describes the First Investors Life Series Funds.  There are currently 14 different series of Funds within the Life Series Funds (each of which is described as a “Fund” or “Funds” in this prospectus).  These Funds are used solely as the underlying investment options for variable annuity contracts or variable life insurance policies offered by First Investors Life Insurance Company (“FIL”).  This means that you cannot purchase shares of the Funds directly, but only through such a contract or policy offered by FIL.  The Fund or Funds that are available to you depend upon which contract or policy you have purchased.  Each individual Fund description in this prospectus provides an explanation of the Fund’s objective, principal investment strategies and risks, performance, fees and expenses.

The investment objective of each Fund is non-fundamental, which means that the Board of Trustees may change the investment objective of each Fund without shareholder approval.  The Board may take such action when it believes that a change in the objective is necessary or appropriate in light of market circumstances or other events.

FEE TABLE

The following table shows the fees and expenses for each Fund of the Life Series Funds for the year ended December 31, 2006.  The total annual fund operating expenses column shows the expenses before any applicable contractual fee waiver arrangement.  The net expenses column shows the expenses after any applicable contractual fee waiver.  You cannot invest directly in the Funds.  Investments in the Funds can only be made through a variable annuity contract or life insurance policy issued by FIL.  The table below does not include the expenses you would incur in purchasing such a variable annuity contract or life insurance policy.  If they were included, the expenses shown in the table below would be higher.

	Management Fees (1)	Other Expenses (2)	Total Annual Fund Operating Expenses (2)	Fee Waivers (1)	Net Expenses (2)
Blue Chip Fund	0.75%	0.07%	0.82%	N/A	0.82%
Cash Management Fund	0.75%	0.34%	1.09%	0.39%	0.70%
Discovery Fund	0.75%	0.07%	0.82%	N/A	0.82%
Focused Equity Fund	0.75%	0.17%	0.92%	N/A	0.92%
Government Fund	0.75%	0.18%	0.93%	0.15%	0.78%
Growth & Income Fund	0.75%	0.07%	0.82%	N/A	0.82%
High Yield Fund	0.75%	0.10%	0.85%	N/A	0.85%
International Fund	0.75%	0.22%	0.97%	N/A	0.97%
Investment Grade Fund	0.75%	0.14%	0.89%	0.15%	0.74%
Target Maturity 2007 Fund	0.75%	0.16%	0.91%	0.15%	0.76%
Target Maturity 2010 Fund	0.75%	0.16%	0.91%	0.15%	0.76%
Target Maturity 2015 Fund	0.75%	0.10%	0.85%	0.15%	0.70%
Value Fund	0.75%	0.08%	0.83%	N/A	0.83%
Special Bond Fund	0.75%	0.23%	0.98%	N/A	0.98%

 (1) The Adviser has contractually agreed with the Fund’s Board of Trustees (“Board”) to waive Management Fees in excess of 0.60% to May 1, 2008 for the following Funds: Government Fund, Investment Grade Fund, Target Maturity 2007 Fund, Target Maturity 2010 Fund, and Target Maturity 2015 Fund.  The Adviser has also contractually agreed with the Fund’s Board to waive Management Fees to May 1, 2008 to the extent that Total Annual Fund Operating Expenses exceed 0.70% for Cash Management Fund.  The Board may change or eliminate these fee waivers at any time.

(2) Each Fund, other than International Fund, has an expense offset arrangement that may reduce the Fund’s custodian fee based on the amount of cash maintained by the Fund with its custodian.  Any such fee reductions are not reflected under Other Expenses, Total Annual Fund Operating  Expenses or Net Expenses.  Including the expense offsets, the annual net expenses would be 0.81% for the Blue Chip Fund; 0.70% for the Cash  Management Fund; 0.82% for the Discovery Fund; 0.91% for the Focused Equity Fund; 0.75% for the Government Fund; 0.82% for the Growth & Income  Fund; 0.84% for the High Yield Fund; 0.97% for the International Fund; 0.72% for the Investment Grade Fund; 0.75% for the Target Maturity 2007 Fund; 0.74% for the Target Maturity 2010 Fund; 0.69 % for the Target Maturity 2015 Fund; 0.82% for the Value Fund; and 0.96% for the Special Bond Fund.

Example

The example below shows the expenses associated with investing in each Fund.  It assumes: (1) an investment of $10,000 for the time periods indicated; (2) this investment has a 5% return each year; and (3) each Fund’s operating expenses remain the same, except for year one, which is net of fees waived.  As previously indicated, you cannot invest directly in the Funds.  Investments in the Funds can only be made through a variable annuity contract or life insurance policy issued by FIL.  The example below does not include the expenses you would incur in purchasing such a variable annuity contract or life insurance policy.  If they were included, the expenses shown in the example below would be higher.

Although the actual costs may be higher or lower, under the assumptions of the example, the costs, whether you redeem your shares or not, would be:

	One Year	Three Years	Five Years	Ten Years

Blue Chip Fund	$84	$262	$455	$1,014
Cash Management Fund	$72	$308	$563	$1,294
Discovery Fund	$84	$262	$455	$1,014
Focused Equity Fund	$94	$293	$509	$1,131
Government Fund	$80	$281	$500	$1,129
Growth & Income Fund	$84	$262	$455	$1,014
High Yield Fund	$87	$271	$471	$1,049
International Fund	$99	$309	$536	$1,190
Investment Grade Fund	$76	$269	$478	$1,082
Target Maturity 2007 Fund	$78	$275	$489	$1,106
Target Maturity 2010 Fund	$78	$275	$489	$1,106
Target Maturity 2015 Fund	$72	$256	$457	$1,035
Value Fund	$85	$265	$460	$1,025
Special Bond Fund	$100	$312	$542	$1,201

FUND DESCRIPTIONS

BLUE CHIP FUND

What are the Blue Chip Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks high total investment return.

Principal Investment Strategies:

Under normal circumstances, the Fund will invest at least 80% of its net assets in common stocks of “Blue Chip” companies.  The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.  The Fund defines “Blue Chip” companies as large, well-established companies that have market capitalizations of greater than $5 billion.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.  The Fund may also opportunistically invest in small-cap and mid-cap companies that have been selected for their growth potential.

The Fund uses fundamental research to select stocks of companies that it believes have attractive valuations and growth potential within their respective sectors and industries. The Fund considers a variety of factors, including the strength of a company’s balance sheet, its record of earnings growth and its competitive position.  The Fund attempts to stay broadly diversified but it may emphasize certain industry sectors based on economic and market conditions.

The Fund may sell a stock when it becomes fully valued, its fundamentals have deteriorated or alternative investments become more attractive.  The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political or other conditions.  If it does so, it may not achieve its investment objective.  The Fund may also choose not to take defensive positions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Blue Chip Fund:

Market Risk:

Because the Fund primarily invests in common stocks, it is subject to market risk.  Stock prices may decline over short or even extended periods not only because of company-specific developments but also due to an economic downturn, a change in interest rates or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

While Blue Chip stocks have historically been the least risky and most liquid of stocks, like all stocks they fluctuate in value.  Moreover, Blue Chip stocks include stocks of technology companies that may fluctuate substantially in price.

While the Fund generally attempts to stay broadly diversified, it may emphasize certain industry sectors based upon economic and market conditions.  The Fund’s performance could be adversely affected if these industry sectors perform worse than expected.

The market risk associated with small-cap and mid-cap stocks is generally greater than that associated with large-cap stocks because such stocks tend to experience sharper price fluctuations than large-cap stocks.  The additional volatility associated with small-to-mid-cap stocks is attributable to a number of factors, including the fact that the earnings of small-to-mid-size companies tend to be less predictable than those of larger, more established companies.  Small-to-mid-cap stocks are also not as broadly traded as stocks of companies with larger market capitalizations.  At times, it may be difficult for the Fund to sell small-to-mid-cap stocks at reasonable prices.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Blue Chip Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 20.03% (for the quarter ended December 31, 1998), and the lowest quarterly return was -18.43% (for the quarter ended September 30, 2001).

The following table shows the average annual total returns for the Fund’s shares, assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Blue Chip Fund	14.49%	3.73%	5.58%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	15.79%	6.19%	8.42%

* The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure the performance of the broad domestic economy through changes in the aggregate market value of such stocks, which represent all major industries

.

CASH MANAGEMENT FUND

What are the Cash Management Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks to earn a high rate of current income consistent with the preservation of capital and maintenance of liquidity.

Principal Investment Strategies:

The Fund invests primarily in high-quality money market instruments that are determined by the Fund’s Adviser to present minimal credit risk.  The Fund’s investments may include prime commercial paper; short-term corporate bonds and notes, including floating and variable rate notes; short-term U.S. Government agency obligations (some of which are not backed by the full faith and credit of the U.S. Government); banker’s acceptances, which are credit instruments guaranteed by a bank; and negotiable certificates of deposit, which are issued by banks in large denominations.

The Fund’s portfolio is managed to meet regulatory requirements that permit the Fund to maintain a stable net asset value (“NAV”) of $1.00 per share.  These include requirements relating to the credit quality, maturity, and diversification of the Fund’s investments.  For example, to be an eligible investment for the Fund, a security must have a remaining maturity of 397 calendar days or less.  The security must be rated in one of the two highest credit ratings categories for short-term securities by at least two nationally recognized statistical rating organizations (or by one, if only one rating service has rated the security), or if unrated, be determined by the Fund’s Adviser to be of quality equivalent to those in the two highest credit ratings categories.  The Fund must also maintain a dollar-weighted average portfolio maturity of 90 days or less.

In buying and selling securities, the Fund will consider ratings assigned by ratings services as well as its own credit analysis.  The Fund considers, among other things, the issuer’s earnings and cash flow generating capabilities, the security’s yield and relative value, and the outlook for interest rates and the economy.  In the case of instruments with demand features or credit enhancements, the Fund may also consider the financial strength of the party providing the demand feature or credit enhancement, including any ratings assigned to such party.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

While money market funds are designed to be relatively low-risk investments, they are not entirely free of risk.  Any investment carries with it some level of risk.  Although the Fund tries to maintain a $1.00 share price, it may not be able to do so.  It is therefore possible to lose money by investing in the Fund.  Here are the principal risks of investing in the Cash Management Fund:

Credit Risk:

The value of a money market instrument will decline if there is a default by or a deterioration in the credit quality of the issuer or a provider of a credit support or a maturity-shortening structure for the instrument.  This could cause the Fund’s price or NAV to decline below $1.00 per share.

The U.S. Government agency obligations held by the Fund are also subject to the risk of default.  Although government-sponsored agencies are created by Congress, the obligations of many U.S. Government agencies, including some held by the Fund, are not backed by the full faith and credit of the U.S. Government.

Interest Rate Risk:

The Fund’s share price could decline below $1.00 per share because of a change in interest rates.  Like the values of other debt instruments, the market values of money market instruments are affected by changes in interest rates.  When interest rates rise, the market values of money market instruments decline; and when interest rates decline, the market values of money market instruments increase.  The price volatility of money market instruments also depends on their maturities and durations.  Generally, the shorter the maturity and duration of a money market instrument, the lesser its sensitivity to interest rates.

Yield Risk:

The yields received by the Fund on its investments will decline as interest rates decline.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

How has the Cash Management Fund performed?

The following information shows how the Fund’s performance has varied from year to year.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 1.52% (for the quarter ended September 30, 2000), and the lowest quarterly return was 0.10% (for the quarter ended September 30, 2003).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Cash Management Fund	4.35%	1.84%	3.35%

DISCOVERY FUND

What are the Discovery Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks long-term growth of capital.

Principal Investment Strategies:

The Fund seeks to invest in common stocks of companies that have a new product or service, are in a position to benefit from some change in the economy, industry transformation, new law, new regulation or new technology, or are experiencing some other “special situation” that makes them undervalued relative to their long-term potential.  Although a significant portion of the Fund’s assets will normally be invested in stocks of smaller companies, the Fund may also invest in stocks of mid-size or large companies.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

In selecting stocks, the Fund relies on fundamental and quantitative analysis.  It screens potential investments to identify those that meet the Fund’s definition of small-cap stocks and have attractive growth prospects due to some special situation.  It analyzes these stocks, looking for companies that have one or more of the following characteristics: improving business fundamentals, strong market shares for their products or services and strong management.  The Fund may emphasize certain industry sectors based on economic and market conditions.

The Fund may sell a stock if it becomes fully valued, it appreciates in value to the point that it is no longer a small company stock, its fundamentals have deteriorated or alternative investments become more attractive.  The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political or other conditions.  If it does so, it may not achieve its investment objective.  The Fund may also choose not to take defensive positions.  The Fund may, at times, engage in short-term trading, which could produce higher transaction costs and taxable distributions and may result in a lower total return for the Fund.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Discovery Fund:

Market Risk:

Because the Fund primarily invests in common stocks, an investment in the Fund is subject to market risk.  Stock prices may decline over short or even extended periods not only because of company-specific developments but also due to an economic downturn, a change in interest rates or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

Small Company Risk:

The market risk associated with small company stocks is greater than that associated with larger company stocks.  Small company stocks tend to experience sharper price fluctuations than larger company stocks, particularly during bear markets.  Small companies are often in the early stages of their development and dependent on a small number of products or services.  These companies are also likely to have limited financial resources, a small, inexperienced management group and an uncertain outlook.

Stocks of small companies often are not as broadly traded as those of larger companies and are often subject to wider price fluctuations.  As a result, at times it may be difficult for the

Fund to sell these securities at a reasonable price.

Undervalued Securities Risk:

The Fund seeks to invest in stocks that are undervalued and that will rise in value due to anticipated events or changes in investor perceptions.  If these events do not occur, are delayed or investor perceptions about the securities do not improve, the market price of these securities may not rise as expected or may fall.  Moreover, value stocks may fall out of favor with investors and decline in price as a class.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Discovery Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 26.55% (for the quarter ended December 31, 1998), and the lowest quarterly return was -27.16% (for the quarter ended March 31, 2001).

The following table shows the average annual total returns for the Fund’s shares, assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Discovery Fund	22.51%	8.07%	5.98%
Russell 2000 Index (reflects no deduction for fees, expenses or taxes)*	18.37%	11.39%	9.44%

 * The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index (which represents approximately 98% of the investable U.S. equity market).

FOCUSED EQUITY FUND

What are the Focused Equity Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks capital appreciation.

Principal Investment Strategies:

The Fund normally invests in the common stocks and other equity securities of 40 to 50 companies.  The Fund is a non-diversified investment company.  The Fund may therefore concentrate its portfolio in a relatively small number of holdings.

Under normal circumstances, the Fund will invest at least 80% of its net assets in equity securities (including not only common stocks, but also preferred stocks and securities convertible into common and preferred stocks).  The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

In selecting investments, the Fund favors large, high-quality companies with long-term growth potential.  The companies will have accelerating earnings growth, strong possibility of multiple expansion or hidden or unappreciated value.

The Fund has a two-tiered strategy in selecting these investments.

■

First, using a “top-down” approach, the Fund analyzes the general economic and investment environment.  As part of the process, the Fund evaluates among other things, economic conditions, U.S. fiscal and monetary policy, long-term demographic trends, technological changes and political and social developments in the U.S. and abroad.  Based upon this analysis, the Fund attempts to anticipate trends and changes in markets and the overall economy.  The Fund then seeks to identify those industries and sectors that will likely benefit from the current economic environment.

■

Second, using a “bottom-up” approach, the Fund relies on fundamental analysis to identify 40 to 50 of the most attractive large companies within the industries or sectors identified through top-down analysis.  The Fund’s fundamental analysis involves the assessment of a company’s business environment, global expansion plans, management, balance sheet, income statement, anticipated earnings, revenues and other related measures of value.  Assessment of investor sentiment may also be an important factor in evaluating purchases.

The Fund continually monitors every company in its portfolio for fundamental attractiveness.  The Fund typically sells an investment when the investment achieves its anticipated potential, the company begins to show deteriorating investment fundamentals, or alternative investments become sufficiently more attractive.  The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions.  If it does so, it may not achieve its investment objective.  The Fund may also choose not to take defensive positions.  The Fund may, at times, engage in short-term trading, which could produce higher transaction costs and taxable distributions and may result in a lower total return for the Fund.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Focused Equity Fund:

Market Risk:

Because the Fund primarily invests in stocks, it is subject to market risk.  Stock prices in general may decline over short or even extended periods not only due to company-specific developments, but also due to an economic downturn, a change in interest rates or a change in investor sentiment, regardless of the success or failure of an individual company’s operations.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

Non-Diversification Risk:

The Fund is a non-diversified investment company and, as such, its assets may be invested in a limited number of issuers.  This means that the Fund’s performance may be substantially impacted by the change in value of even a single holding.  The price of a share of the Fund can therefore be expected to fluctuate more than a comparable diversified fund.  Moreover, the Fund’s share price may decline even when the overall market is increasing.  Accordingly, an investment in the Fund may entail greater risks than an investment in a diversified investment company.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Focused Equity Fund performed?

The following information shows you how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years (or the life of the Fund, if less).  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 17.37% (for the quarter ended June 30, 2003), and the lowest quarterly return was -19.52% (for the quarter ended June 30, 2002).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	Life of Fund*
Focused Equity Fund	9.47%	2.35%	(0.35%)
S&P 500 Index (reflects no deduction for fees, expenses or taxes)**	15.79%	6.19%	2.05%

* The Fund commenced operations on 11/08/99.  The average annual total return shown for Life of Fund and the S&P 500 Index is for the period 11/08/99 to 12/31/06.

** The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure the performance of the broad domestic economy through changes in the aggregate market value of such stocks, which represent all major industries.

GOVERNMENT FUND

What are the Government Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks to achieve a significant level of current income which is consistent with security and liquidity of principal.

Principal Investment Strategies:

Under normal circumstances, the Fund invests at least 80% of its net assets in obligations issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities.  The Fund will notify shareholders at least 60 days before making any change to this 80% policy.  The majority of the Fund’s investments generally consist of mortgage-backed securities that are guaranteed by the Government National Mortgage Association (“GNMA”), commonly known as Ginnie Maes.  They represent interests in pools of mortgages.  The principal and interest from the underlying mortgages are passed through to investors in the pools.  Ginnie Maes are guaranteed by the full faith and credit of the U.S. Government.

The Fund also invests in mortgage-backed securities issued by U.S. Government-sponsored enterprises such as Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”).  Although such U.S. Government-sponsored enterprises are chartered and sponsored by Acts of Congress, their securities are not backed by the full faith and credit of the U.S. Government.  Thus, their mortgage-backed securities are supported only by the credit of the issuing agency, instrumentality or corporation and the underlying mortgages backing the securities.

The Fund’s investment strategy revolves around managing interest rate risk, prepayment risk and extension risk.  Interest rate risk is managed by adjusting the duration of the securities owned by the Fund.  Duration is a measurement of a bond’s sensitivity to changes in interest rates.  Prepayment risk and extension risk are managed by adjusting the composition of the Fund’s holdings of mortgage-backed securities.  For example, if interest rates appear likely to decline, the Fund may attempt to reduce prepayment risk by buying mortgage-backed securities with lower coupons.  Conversely, if interest rates appear likely to increase, the Fund may reduce extension risk by purchasing mortgage-backed securities with higher coupons.

The Fund uses a “top-down” approach in making investment decisions based on interest rates and economic and market conditions.  In selecting mortgage-backed investments, the Fund considers, among other factors, coupon and yield, relative value and weighted average maturity of the pool.  The Fund will usually sell an investment when there are changes in the interest rate environment that are adverse to the investment.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Government Fund:

Interest Rate Risk:

Because the Fund invests primarily in Ginnie Maes and other government securities, it is subject to interest rate risk.  In general, the market prices of these securities rise when interest rates decline and fall when interest rates rise.  Securities with longer maturities and lower coupons tend to be more sensitive to interest rate changes than those with shorter maturities.

Prepayment Risk:

Because the Fund invests primarily in mortgage-backed securities, it is subject to prepayment risk.  When interest rates decline, homeowners tend to refinance their mortgages.  When this occurs, mortgages in the mortgage pools suffer a higher rate of prepayment.  This could cause a decrease in the Fund’s income and share price.

Extension Risk:

Extension risk is the flip side of prepayment risk.  Rising interest rates can cause the Fund’s average maturity to lengthen due to a drop in mortgage prepayments.  This will increase both the Fund’s sensitivity to rising interest rates and its potential for price declines.

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  Credit risk also applies to securities issued by U.S. Government-sponsored enterprises (such as Fannie Mae and Freddie Mac mortgage-backed securities) that are not supported by the full faith and credit of the U.S. Government.  In the event that the issuers were to default on their obligations, the Fund would be forced to rely on the underlying mortgages backing the securities.

Accordingly, the value of your investment in the Fund as well as the dividends you receive will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Government Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund. The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 4.20% (for the quarter ended September 30, 2001), and the lowest quarterly return was -0.59% (for the quarter ended June 30, 2004).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Government Fund	3.80%	4.17%	5.72%
Merrill Lynch GNMA Master Index (reflects no deduction for fees, expenses or taxes)*	4.57%	4.92%	6.23%

* The Merrill Lynch GNMA Master Index is a market capitalization-weighted index, including generic-coupon GNMA mortgages, with at least $150 million principal amounts outstanding.

GROWTH & INCOME FUND

What are the Growth & Income Fund’s objectives, principal investment strategies and principal risks?

Objectives:

The Fund seeks long-term growth of capital and current income.

Principal Investment Strategies:

The Fund primarily invests in common stocks that offer the potential for capital growth, current income or both.  The Fund seeks to invest in common stocks of companies that have a history of paying dividends.  When the Fund cannot identify dividend-paying stocks that it believes offer sufficient growth potential, it pursues its objectives of growth and current income by investing in a combination of non-dividend-paying common stocks that offer growth potential (“growth stocks”) and preferred stocks, convertible securities, bonds and other fixed income securities.

The Fund will normally diversify its stock holdings among stocks of large-, mid-, and small-cap companies.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

The Fund generally uses a “bottom-up” approach to selecting investments.  This means that the Fund generally identifies potential investments through fundamental research and analysis and thereafter focuses on other issues, such as economic trends, interest rates, industry diversification and market capitalization.  In deciding whether to buy or sell securities, the Fund considers, among other things, the issuer’s financial strength, management, earnings growth or potential earnings growth and history (if any) of paying dividends.

The Fund may sell a security if it becomes fully valued, its fundamentals have deteriorated or alternative investments become more attractive.

The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political or other conditions.  If it does so, it may not achieve its investment objectives.  The Fund may also choose not to take defensive positions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Growth & Income Fund:

Market Risk:

Because the Fund primarily invests in common stocks, it is subject to market risk.  Stock prices may decline over short or even extended periods not only because of company-specific developments but also due to an economic downturn, a change in interest rates or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

While dividend-paying stocks are generally considered less volatile than other stocks, there can be no guarantee that the Fund’s overall portfolio will be less volatile than the general stock market.  Depending upon market conditions, the income from dividend-paying stocks and other investments may not be sufficient to provide a cushion against general market downturns.  Moreover, if the Fund cannot identify dividend-paying stocks that it believes have sufficient growth potential, it may have a substantial portion of its portfolio in growth stocks.  Growth stocks are typically more volatile than the general market.  Growth stocks are generally stocks of companies that are expected to increase their earnings faster than the overall market.  If expectations are not met, the prices of these stocks may decline significantly even if their earnings increase.

Small-Cap and Mid-Cap Risk:

The market risk associated with small- and mid-cap stocks is generally greater than that associated with large-cap stocks because such stocks tend to experience sharper price fluctuations than large-cap stocks.  The additional volatility associated with small-to- mid-cap stocks is attributable to a number of factors, including the fact that the earnings of small-to-mid-size companies tend to be less predictable than those of larger, more established companies.  Small-to-mid-cap stocks are also not as broadly traded as stocks of companies with larger market capitalizations.  At times, it may be difficult for the Fund to sell small-to-mid-cap stocks at reasonable prices.

Interest Rate and Credit Risk:

The values of preferred stock, convertible securities, bonds and other fixed income securities are affected by changes in interest rates, the economy and the financial conditions of companies that issue them.

When interest rates rise, the prices of these securities may fall and when interest rates decline, the prices of these securities increase. This is known as interest rate risk.

Credit risk is the risk that an issuer of bonds or other fixed income securities will be unable to pay interest or principal when due.  In general, the price of a fixed income security will decline when the credit quality of its issuer declines.  Changes in the financial condition of an issuer, general economic conditions, and specific conditions that affect a particular type of issuer can impact the credit quality of an issuer.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Other Risks:

The income received by the Fund will also fluctuate with market conditions.  Depending upon market conditions, the Fund may not have sufficient income to pay its shareholders regular dividends.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Growth & Income Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

Prior to October 18, 2006, the Fund was known as the Growth Fund and primarily focused on stocks of large-cap seasoned companies that offered growth potential.  The current Fund, the Growth & Income Fund, generally focuses on stocks of companies of any size that have a history of paying dividends and that also provide growth potential.  Moreover, the Fund is currently being managed by a different portfolio manager.  The Fund’s performance likely would have been different had it been following its current investment policies and investment strategies.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 23.98% (for the quarter ended December 31, 1998), and the lowest quarterly return was -17.18% (for the quarter ended September 30, 2002).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Growth & Income Fund	14.35%	6.41%	9.42%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)	15.79%	6.19%	8.42%
Russell 3000 Index (reflects no deduction for fees, expenses or taxes)**	15.72%	7.17%	8.64%

* The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure the performance of the broad domestic economy through changes in the aggregate market value of such stocks, which represent all major industries. The Fund has elected to use the S&P 500 Index because it is more suitable to the Fund’s current investment strategies and risks.

** The Russell 3000 Index is an unmanaged index composed of the 3000 largest U.S. companies, as determined by market capitalization, and represents approximately 98% of the investable U.S. equity market. After this year, the Fund will not show a comparison to the Russell 3000 Index.

HIGH YIELD FUND

What are the High Yield Fund’s objectives, principal investment strategies and principal risks?

Objectives:

The Fund seeks high current income and, secondarily, capital appreciation.

Principal Investment Strategies:

The Fund primarily invests in high yield, below investment grade corporate bonds (commonly known as “high yield” or “junk bonds”).  High yield bonds include both bonds that are rated below Baa by Moody’s Investors Service, Inc. or below BBB by Standard & Poor’s Ratings Services as well as unrated bonds that are determined by the Fund’s Adviser to be of equivalent quality.  High yield bonds generally provide higher income than investment grade bonds to compensate investors for their higher risk of default (i.e., failure to make required interest or principal payments).  High yield bond issuers include small or relatively new companies lacking the history or capital to merit investment grade status, former blue chip companies downgraded because of financial problems, companies using debt rather than equity to fund capital investment or spending programs and firms with heavy debt loads.  The Fund’s portfolio may include zero coupon bonds and pay in kind bonds.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

The Fund may also invest in derivative high yield securities, such as credit-linked securities.  Derivative securities are instruments that derive their value from other instruments, securities, or indices.  Credit-linked securities are securities that derive their values from designated indexes or baskets of high yield securities.

The Fund seeks to reduce the risk of a default by selecting bonds through careful credit research and analysis.  The Fund seeks to reduce the impact of a potential default by diversifying its investments among bonds of many different companies and industries.  The Fund attempts to invest in bonds that have stable to improving credit quality and potential for capital appreciation because of a credit rating upgrade or an improvement in the outlook for a particular company, industry or the economy as a whole.

Although the Fund will consider ratings assigned by ratings agencies in selecting high yield bonds, it relies principally on its own research and investment analysis.  The Fund considers a variety of factors, including the overall economic outlook, the issuer’s competitive position, the outlook of its industry, its managerial strength, anticipated cash flow, debt maturity schedules, borrowing requirements, interest or dividend coverage, asset coverage and earnings prospects.  The Fund will usually sell a bond when it shows deteriorating fundamentals or it falls short of the portfolio manager’s expectations.

The Fund may also opportunistically invest in common stocks of companies that have been selected for their total return potential.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the High Yield Fund:

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  High yield bonds have greater credit risk than higher quality bonds because the companies that issue them are not as financially strong as companies with investment grade ratings.  Changes in the financial condition of an issuer, general economic conditions and specific economic conditions that affect a particular type of issuer can impact the credit quality of an issuer.  Such changes may weaken an issuer’s ability to make payments of principal or interest or cause an issuer of bonds to fail to make timely payments of interest or principal.  Lower quality bonds generally tend to be more sensitive to these changes than higher quality bonds.  While credit ratings may be available to assist in evaluating an issuer’s credit quality, they may not accurately predict an issuer’s ability to make timely payments of principal and interest.

Market Risk:

The entire high yield bond market can experience sharp price swings due to a variety of factors, including changes in economic forecasts, stock market volatility, large sustained sales of high yield bonds by major investors, high-profile defaults or the market’s psychology.  This degree of volatility in the high yield market is usually associated more with stocks than bonds.  The prices of high yield bonds held by the Fund could decline not only due to a deterioration in the financial condition of the issuers of such bonds, but also due to overall movements in the high yield market.  Markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when prices generally go down, referred to as “bear” markets.  These same market risks apply to stocks that may be owned by the Fund.

Interest Rate Risk:

The market value of a high yield bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond generally declines, and when interest rates decline, the market value of a bond generally increases.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

Liquidity Risk:

High yield bonds tend to be less liquid than higher quality bonds, meaning that it may be difficult to sell high yield bonds at a reasonable price, particularly if there is a deterioration in the economy or in the financial prospects of their issuers.  As a result, the prices of high yield bonds may be subject to wide price fluctuations due to liquidity concerns.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Derivative Securities Risk:

Investments in derivative securities can increase the volatility of the Fund’s share price and expose the Fund to significant additional costs and potential investment losses.  Credit-linked securities may produce investment losses if the underlying index or basket of high yield securities performs poorly, if they do not perform in line with the index or basket of high yield securities, or if counter-parties are unable to satisfy their obligations.  At times, it may be difficult to sell derivative securities due to the lack of an available trading market.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the High Yield Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 7.38% (for the quarter ended June 30, 2003), and the lowest quarterly return was -5.78% (for the quarter ended September 30, 2001).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
High Yield Fund	9.77%	9.34%	5.57%
Credit Suisse High Yield Index II (reflects no deduction for fees, expenses or taxes)*	11.92%	11.07%	7.09%

* The Credit Suisse High Yield Index II is designed to measure the performance of the high yield bond market.

INTERNATIONAL FUND

What are the International Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund primarily seeks long-term capital growth.

Principal Investment Strategies:

The Fund invests in a portfolio of common stocks and other equity securities of companies that are located outside of the United States.  The Fund generally intends to diversify its portfolio holdings among a number of developed and emerging markets.  Normally, the Fund intends to hold 40-60 securities in various business sectors of a number of different countries.  To a limited degree, the Fund may also invest in companies based in the United States.

The Fund typically invests in the securities of medium to large size companies, but will also invest in smaller companies.  The Fund invests in both developed markets and in emerging markets such as Taiwan, Malaysia, Indonesia and Brazil.  The Fund may also invest in shares of closed-end investment companies that invest in securities that are consistent with the Fund’s investment objective and investment policies.

The Fund may invest in derivatives, such as futures on foreign securities or indices, for hedging purposes or to establish exposure to a foreign market.  The Fund may also invest in foreign forward currency exchange contracts or foreign currency exchange transactions in order to hedge against changes in the value of foreign currencies and to effect securities transactions.

The subadviser selects investments for the Fund generally by screening a universe of stocks that meet its “quality growth” criteria, which include high return on equity and low to moderate leverage, among others.  The subadviser then further narrows that universe by using a bottom-up stock and business analysis approach.  The subadviser makes its assessments by examining companies one at a time, regardless of size, country of organization, place of principal business activity or other similar selection criteria.

The subadviser seeks to invest in companies whose businesses are highly profitable, have consistent operating histories and financial performance and enjoy possible long-term economic prospects.  The subadviser’s investment process also considers a company’s intrinsic value relative to its earnings power and market price.  The subadviser believes that investing in these securities at a price that is below their intrinsic worth may generate greater returns for the Fund than those obtained by paying premium prices for companies currently in market favor.

In determining which portfolio securities to sell, the subadviser focuses on the operating results of the companies, and not price quotations, to measure the potential success of an investment.  In making sell decisions, the subadviser considers, among other things, whether a security’s price target has been met, whether there has been an overvaluation of the issuer by the market, whether there has been a clear deterioration of future earnings power and whether, in the subadviser’s opinion, there has been a loss of long-term competitive advantage.

The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions.  If it does so, it may not achieve its investment objective.  The Fund may also choose not to take defensive positions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the International Fund:

Market Risk:

Because the Fund primarily invests in common stocks, it is subject to market risk.  Stock prices may decline over short or even extended periods not only because of company-specific developments but also due to an economic downturn, a change in interest rates, or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

Foreign Securities Risk:

There are special risk factors associated with investing in foreign securities.  Some of these factors are also present when investing in the United States but are heightened when investing in non-U.S. markets, especially in smaller, less-developed or emerging markets.  For example, fluctuations in the exchange rates between the U.S. dollar and foreign currencies may have a negative impact on investments denominated in foreign currencies by eroding or reversing gains or widening losses from those investments.  The risks of investing in foreign securities also include potential political and economic instability, differing accounting and financial reporting standards or inability to obtain reliable financial information regarding a company’s balance sheet and operations and less stringent regulation and supervision of foreign securities markets, custodians and securities depositories.  Funds that invest in foreign securities are also subject to higher commission rates on portfolio transactions, potentially adverse changes in tax and exchange control regulations and potential restrictions on the flow of international capital. Many foreign countries impose withholding taxes on income from investments in such countries, which the Fund may not recover.

Emerging Markets Risk:

The risks of foreign investing are heightened when investing in emerging markets.  Additionally, the economies and political environments of emerging market countries tend to be more unstable than those of developed countries, resulting in more volatile rates of returns than the developed markets and substantially greater risk to investors.

Liquidity Risk:

The Fund is also susceptible to the risk that certain securities may be difficult or impossible to sell at the time and the price that the Fund would like.  As a result, the Fund may have to lower the price on certain securities that it is trying to sell, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on Fund management or performance.  This risk is particularly acute in the case of foreign securities that are traded in smaller, less-developed or emerging markets.

Small-Size and Mid-Size Company Risk:

The market risk associated with the securities of small- and mid-size companies is generally greater than that associated with securities of larger companies because such securities tend to experience sharper price fluctuations than those of larger companies.  The additional volatility associated with small-to-mid-size companies is attributable to a number of factors, including the fact that the earnings of small-to-mid-size companies tend to be less predictable than those of larger, more established companies.  Stocks of small-to-mid-size companies are also not as broadly traded as stocks of larger companies.  At  times, it may be difficult for the Fund to sell securities of small-to-mid-size companies at reasonable prices.

Limited Holdings Risk:

The Fund’s assets may be invested in a limited number of issuers.  This means that the Fund’s performance may be substantially impacted by the change in value of even a single holding.  The price of a share of the Fund can therefore be expected to fluctuate more than a fund that invests in substantially more companies.  Moreover, the Fund’s share price may decline even when the overall market is increasing.  Accordingly, an investment in the Fund therefore may entail greater risks.

Security Selection Risk:

Securities selected by the portfolio manager may perform differently than the overall market or may not meet the manager’s expectations.  This may be a result of specific factors such as changes in corporate profitability due to the success or failure of specific products or management strategies, or it may be due to changes in investor perceptions regarding a company.

Derivatives Securities Risk:

Investments in derivative securities can increase the volatility of the Fund’s share price and expose the Fund to significant additional costs and potential investment losses.  At times, it may be difficult to sell derivative securities due to the lack of an available trading market.

Foreign Currency Exchange Transactions and Foreign Forward Currency Contracts Risk:

These transactions involve a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the portfolio manager’s judgment as to certain market movements is incorrect, the risk of losses that are greater than if the investment technique had not been used.  For example, there may be an imperfect correlation between the Fund's portfolio holdings of securities denominated in a particular currency and the forward contracts entered into by the Fund.  An imperfect correlation of this type may prevent the Fund from achieving the intended hedge or expose the Fund to the risk of currency exchange loss.  These investment techniques also tend to limit any potential gain that might result from an increase in the value of the hedged position.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the International Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

Prior to June 27, 2006, the Fund pursued a different investment objective and investment strategies.  In addition, the Fund is currently being managed by a different subadviser.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 19.51% (for the quarter ended December 31, 1999), and the lowest quarterly return was -19.85% (for the quarter ended September 30, 2002).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
International Fund	27.79%	11.57%	8.23%
Morgan Stanley Capital International EAFE Index (Net) (reflects no deduction for fees, expenses or taxes)*	26.34%	14.97%	7.70%
Morgan Stanley All Country World Free Index (reflects no deduction for fees, expenses or taxes)**	21.53%	11.31%	8.20%

* Morgan Stanley Capital International EAFE Index (Net) is a free float-adjusted market capitalization index that measures developed foreign market equity performance, excluding the U.S. and Canada. The index is calculated on a total-return basis with net dividends reinvested. The index is unmanaged and not available for direct investment. The Fund has elected to use the Morgan Stanley Capital International EAFE Index (Net) because it is more suitable to the Fund’s current investment strategies and risks.

 ** Morgan Stanley All Country World Free Index is designed to measure the performance of stock markets in the United States, Europe, Canada, Australia, New Zealand and the developed and emerging markets of Eastern Europe, Latin America, Asia, Middle East and the Far East.  The index consists of approximately 85% of the aggregate market value of the covered stock exchanges and is calculated to exclude companies and share classes that cannot be freely purchased by foreigners.  After this year the Fund will not show a comparison to the Morgan Stanley All Country World Free Index.

INVESTMENT GRADE FUND

What are the Investment Grade Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks to generate a maximum level of income consistent with investment in investment grade debt securities.

Principal Investment Strategies:

The Fund primarily invests in investment grade bonds.  Under normal circumstances, the Fund will invest at least 80% of its net assets in investment grade debt instruments, including bonds.  The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.  The Fund defines investment grade debt instruments as those that are rated within the four highest ratings categories by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) or that are unrated but determined by the Fund’s Adviser to be of quality equivalent to those within the four highest ratings of Moody’s or S&P.  The investment grade debt securities held by the Fund primarily include corporate bonds.  The Fund may also invest in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and mortgage-backed and asset-backed securities.

While the Fund primarily invests in investment grade bonds, it may also invest in high yield bonds rated below investment grade and in preferred stocks.  The Fund’s investments will generally be in securities of U.S. companies but may include securities of foreign companies.

The Fund may also invest in derivative high yield securities, such as credit-linked securities.  Derivative securities are instruments that derive their value from other instruments, securities, or indices.  Credit-linked securities are securities that derive their values from designated indexes or baskets of high yield securities.

The Fund attempts to stay broadly diversified, but it may emphasize certain industries based on the outlook for interest rates, economic forecasts and market conditions.  In selecting investments, the Fund considers, among other things, the issuer’s earnings and cash flow generating capabilities, asset quality, debt levels, industry characteristics and management strength.  The Fund also considers ratings assigned by ratings services in addition to its own research and investment analysis.

The Fund may adjust the average weighted maturity of the bonds in its portfolio based on its interest rate outlook.  If it believes that interest rates are likely to fall, it may attempt to buy bonds with longer maturities.  By contrast, if it believes interest rates are likely to rise, it may attempt to buy bonds with shorter maturities or sell bonds with longer maturities.

The Fund will not necessarily sell an investment if its rating is reduced.  The Fund usually will sell a bond when it shows deteriorating fundamentals, it falls short of the portfolio manager’s expectations, or a more attractive investment is available.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Investment Grade Fund:

Interest Rate Risk:

The market value of a bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond declines, and when interest rates decline, the market value of a bond increases.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  High yield bonds have greater credit risk than higher quality bonds because the companies that issue them are not as financially strong as companies with investment grade ratings.  Changes in the financial condition of an issuer, general economic conditions and specific economic conditions that affect a particular type of issuer can impact the credit quality of an issuer.  Such changes may weaken an issuer’s ability to make payments of principal or interest, or cause an issuer of bonds to fail to make timely payments of interest or principal.  Lower quality bonds generally tend to be more sensitive to these changes than higher quality bonds, but the lowest rating category of investment grade bonds may have speculative characteristics as well.  While credit ratings may be available to assist in evaluating an issuer’s credit quality, they may not accurately predict an issuer’s ability to make timely payment of principal and interest.

Credit risk also applies to securities issued by U.S. Government-sponsored enterprises that are not backed by the full faith and credit of the U.S. Government.  These securities are supported solely by the credit of the issuing agency, instrumentality or corporation.

Liquidity Risk:

High yield bonds tend to be less liquid than higher quality bonds, meaning that it may be difficult to sell high yield bonds at reasonable prices, particularly if there is a deterioration in the economy or in the financial prospects of their issuers.  As a result, the prices of high yield bonds may be subject to wide price fluctuations due to liquidity concerns.

Prepayment Risk:

Investments in mortgage-backed securities may subject the Fund to prepayment risk.  When interest rates decline, homeowners tend to refinance their mortgages. When this occurs, mortgages in the mortgage pools suffer a higher rate of prepayment.  This could cause a decrease in the Fund’s income and share price.

Extension Risk:

Extension risk is the flip side of prepayment risk.  Rising interest rates can cause the Fund’s average maturity to lengthen due to a drop in mortgage prepayments.  This will increase both the Fund’s sensitivity to rising interest rates and its potential for price declines.

Preferred Stock Risk:

Like bonds, preferred stocks are subject to interest rate risk and credit risk. Preferred stocks are generally subject to greater fluctuations in value than bonds with similar credit profiles.  Payments of dividends on preferred stocks are subordinate to payments due on bonds and other debt securities of the issuer and are subject to the issuer’s ability to make payments on preferred stocks.

Foreign Investment Risk:

Foreign investments involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, and differences in financial reporting standards.

Derivative Securities Risk:

Investments in derivative securities can increase the volatility of the Fund’s share price and expose the Fund to significant additional costs and potential investment losses.  Credit-linked securities may produce investment losses if the underlying index or basket of high yield securities performs poorly, if they do not perform in line with the index or basket of high yield securities, or if counter-parties are unable to satisfy their obligations.  At times, it may be difficult to sell derivative securities due to the lack of an available trading market.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Investment Grade Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 5.37% (for the quarter ended June 30, 2003), and the lowest quarterly return was -3.20% (for the quarter ended June 30, 2004).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Investment Grade Fund	3.99%	5.13%	5.89%
Merrill Lynch U.S. Corporate Master Index (reflects no deduction for fees, expenses or taxes)*	4.38%	6.01%	6.65%

* The Merrill Lynch U.S. Corporate Master Index includes publicly-issued, fixed-rate, non-convertible investment grade dollar-denominated, SEC-registered corporate debt.  All issuers have at least one year to maturity and an outstanding par value of at least $250 million.

TARGET MATURITY 2007 FUND

What are the Target Maturity 2007 Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity, consistent with preservation of capital.

Principal Investment Strategies:

The Fund invests at least 65% of its total assets in zero coupon securities.  The vast majority of the Fund’s investments consist of non-callable zero coupon bonds issued by the U.S. Government, its agencies or instrumentalities, that mature on or around the maturity date of the Fund (December 31, 2007).  Zero coupon securities are debt obligations that do not entitle holders to any periodic payments of interest prior to maturity and therefore are issued and traded at discounts from their face values.

The Fund seeks zero coupon bonds that will mature on or about the Fund’s maturity date.  As the Fund’s zero coupon bonds mature, the proceeds will be invested in short-term U.S. government securities.  The Fund generally follows a buy and hold strategy consistent with attempting to provide a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity.  On the Fund’s maturity date, the Fund’s assets will be converted to cash and distributed, or reinvested in another Fund of the Life Series Funds, at your choice.

Although the Fund generally follows a buy and hold strategy, the Fund may sell an investment when the Fund identifies an opportunity to increase its yield or it needs cash to meet redemptions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Target Maturity 2007 Fund:

Interest Rate Risk:

The market value of a bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond declines, and when interest rates decline, the market value of a bond increases.  The price volatility of a bond also depends on its maturity and duration.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

The market prices of zero coupon securities are generally more volatile than the market prices of securities paying interest periodically and, accordingly, will fluctuate far more in response to changes in interest rates than those of non-zero coupon securities having similar maturities and yields.  As a result, the net asset value of shares of the Fund may fluctuate over a greater range than shares of other funds that invest in securities that have similar maturities and yields but that make current distributions of interest.

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  The Fund may invest in securities issued by U.S. Government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government.  These U.S. Government securities carry credit risk.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money if you liquidate your investment in the Fund prior to the Fund’s maturity.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Target Maturity 2007 Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 9.99% (for the quarter ended September 30, 1998), and the lowest quarterly return was -4.53% (for the quarter ended March 31, 1999).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Target Maturity 2007 Fund	3.29%	4.28%	6.21%
Citigroup Treasury/Government Sponsored Index (reflects no deduction for fees, expenses or taxes)*	3.43%	4.68%	6.03%

* The Citigroup Treasury/Government Sponsored Index is a market capitalization-weighted index that consists of debt issued by the U.S. Treasury and U.S. Government sponsored agencies.

TARGET MATURITY 2010 FUND

What are the Target Maturity 2010 Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity, consistent with preservation of capital.

Principal Investment Strategies:

The Fund invests at least 65% of its total assets in zero coupon securities.  The vast majority of the Fund’s investments consist of non-callable zero coupon bonds issued by the U.S. Government, its agencies or instrumentalities, that mature on or around the maturity date of the Fund (December 31, 2010).  Zero coupon securities are debt obligations that do not entitle holders to any periodic payments of interest prior to maturity and therefore are issued and traded at discounts from their face values.

The Fund seeks zero coupon bonds that will mature on or about the Fund’s maturity date.  As the Fund’s zero coupon bonds mature, the proceeds will be invested in short term U.S. government securities.  The Fund generally follows a buy and hold strategy consistent with attempting to provide a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity.  On the Fund’s maturity date, the Fund’s assets will be converted to cash and distributed, or reinvested in another Fund of the Life Series Funds, at your choice.

Although the Fund generally follows a buy and hold strategy, the Fund may sell an investment when the Fund identifies an opportunity to increase its yield or it needs cash to meet redemptions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Target Maturity 2010 Fund:

Interest Rate Risk:

The market value of a bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond declines, and when interest rates decline, the market value of a bond increases.  The price volatility of a bond also depends on its maturity and duration.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

The market prices of zero coupon securities are generally more volatile than the market prices of securities paying interest periodically and, accordingly, will fluctuate far more in response to changes in interest rates than those of non-zero coupon securities having similar maturities and yields.  As a result, the net asset value of shares of the Fund may fluctuate over a greater range than shares of other funds that invest in securities that have similar maturities and yields but that make current distributions of interest.

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  The Fund may invest in securities issued by U.S. Government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government.  These U.S. Government securities carry credit risk.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money if you liquidate your investment in the Fund prior to the Fund’s maturity.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Target Maturity 2010 Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 12.19% (for the quarter ended September 30, 2002), and the lowest quarterly return was -5.02% (for the quarter ended March 31, 1999).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Target Maturity 2010 Fund	2.02%	5.64%	6.95%
Citigroup Treasury/Government Sponsored Index (reflects no deduction for fees, expenses or taxes)*	3.43%	4.68%	6.03%

* The Citigroup Treasury/Government Sponsored Index is a market capitalization-weighted index that consists of debt issued by the U.S. Treasury and U.S. Government sponsored agencies.

TARGET MATURITY 2015 FUND

What are the Target Maturity 2015 Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity, consistent with the preservation of capital.

Principal Investment Strategies:

The Fund invests at least 65% of its total assets in zero coupon securities.  The vast majority of the Fund’s investments consist of non-callable zero coupon bonds issued by the U.S. Government, its agencies or instrumentalities, that mature on or around the maturity date of the Fund (December 31, 2015).  Zero coupon securities are debt obligations that do not entitle holders to any periodic payments of interest prior to maturity and therefore are issued and traded at discounts from their face values.

The Fund seeks zero coupon bonds that will mature on or about the Fund’s maturity date.  As the Fund’s zero coupon bonds mature, the proceeds will be invested in short term U.S. government securities.  The Fund generally follows a buy and hold strategy consistent with attempting to provide a predictable compounded investment return for investors who hold their Fund shares until the Fund’s maturity.  On the Fund’s maturity date, the Fund’s assets will be converted to cash and distributed, or reinvested in another Fund of the Life Series Funds, at your choice.

Although the Fund generally follows a buy and hold strategy, the Fund may sell an investment when the Fund identifies an opportunity to increase its yield or it needs cash to meet redemptions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.    Here are the principal risks of investing in the Target Maturity 2015 Fund:

Interest Rate Risk:

The market value of a bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond declines, and when interest rates decline, the market value of a bond increases.  The price volatility of a bond also depends on its maturity and duration.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

The market prices of zero coupon securities are generally more volatile than the market prices of securities paying interest periodically and, accordingly, will fluctuate far more in response to changes in interest rates than those of non-zero coupon securities having similar maturities and yields.  As a result, the net asset value of shares of the Fund may fluctuate over a greater range than shares of other funds that invest in securities that have similar maturities and yields but that make current distributions of interest.

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  The Fund may invest in securities issued by U.S. Government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government.  These U.S. Government securities carry credit risk.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money if you liquidate your investment in the Fund prior to the Fund’s maturity.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Target Maturity 2015 Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years (or the life of the Fund, if less).  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 15.59% (for the quarter ended September 30, 2002), and the lowest quarterly return was -6.24% (for the quarter June 30, 2004).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	Life of Fund*
Target Maturity 2015 Fund	1.85%	7.99%	8.24%
Citigroup Treasury/Government Sponsored Index (reflects no deductions for fees, expenses, or taxes)**	3.43%	4.68%	5.98%

* The Fund commenced operations on 11/08/99. The average annual total return shown for Life of Fund and the Citigroup Treasury /Government Sponsored Index is for the period 10/31/99 to 12/31/06.

** The Citigroup Treasury/Government Sponsored Index is a market capitalization-weighted index that consists of debt issued by the U.S. Treasury and U.S. Government sponsored agencies.

VALUE FUND

What are the Value Fund’s objective, principal investment strategies and principal risks?

Objective:

The Fund seeks total return.

Principal Investment Strategies:

The Fund invests, under normal market conditions, primarily in dividend-paying stocks of companies that the Fund believes are undervalued in the market relative to their long term potential.  The Fund may also invest, to a lesser degree, in preferred stocks, convertible securities, and fixed income securities.

In selecting stocks, the Fund typically begins by identifying companies that pay dividends.  The Fund then analyzes companies that appear to be undervalued.  Quantitatively, the Fund looks for companies that have one or more of the following characteristics: low price-to-earnings ratios, low price-to-cash flow ratios, low price-to-book value ratios, low price-to-sales ratios, low corporate leverage, and insider buying.

Qualitatively, the Fund assesses whether management is implementing a reasonable corporate strategy and is operating in the interests of shareholders.  Other considerations may include analysis of the company’s balance sheet, competition within a company’s industry, barriers to entry and the potential for product substitution.

The Fund normally will diversify its assets among dividend-paying stocks of large-, mid- and small-cap companies.  The Fund may also invest in stocks of companies of any size that do not pay dividends if they appear to be undervalued.  Market capitalization is not an initial factor during the security selection process, but it is considered in assembling the total portfolio.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

The Fund may sell a security if it becomes fully valued, its fundamentals have deteriorated or alternative investments become more attractive.  The Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political or other conditions.  If it does so, it may not achieve its investment objective.  The Fund may also choose not to take defensive positions.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Value Fund:

Market Risk:

Because the Fund primarily invests in common stocks, it is subject to market risk.  Stock prices may decline over short or even extended periods not only because of company-specific developments but also due to an economic downturn, a change in interest rates or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets.

Undervalued Securities Risk:

The Fund seeks to invest in stocks that are undervalued and that will rise in value due to anticipated events or changes in investor perceptions.  If these events do not occur, are delayed or investor perceptions about the securities do not improve, the market price of these securities may not rise as expected or may fall.  Moreover, value stocks may fall out of favor with investors and decline in price as a class.

Small-Cap and Mid-Cap Risk:

The market risk associated with small-cap and mid-cap stocks is generally greater than that associated with large-cap stocks because such stocks tend to experience sharper price fluctuations than large-cap stocks.  The additional volatility associated with small-to-mid-cap stocks is attributable to a number of factors, including the fact that the earnings of small-to-mid-size companies tend to be less predictable than those of larger, more established companies.  Small-to-mid-cap stocks are also not as broadly traded as stocks of companies with larger market capitalizations.  At times, it may be difficult for the Fund to sell small-to-mid-cap stocks at reasonable prices.

Interest Rate and Credit Risk:

The values of preferred stock, bonds and other fixed income securities are affected by changes in interest rates, the economy and the financial conditions of companies that issue such securities.  When interest rates rise, the prices of these securities may fall and when interest rates decline, the prices of these securities increase.  This is known as interest rate risk.

Credit risk is the risk that an issuer of bonds or other fixed income securities will be unable to pay interest or principal when due.  In general, the price of a fixed income security will decline when the credit quality of its issuer declines.  Changes in the financial condition of an issuer, general economic conditions and specific conditions that affect a particular type of issuer can impact the credit quality of an issuer.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards and less stringent regulation of foreign securities markets.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Value Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

Prior to December 31, 2002, the Fund was named the Utilities Income Fund and it primarily focused its investments in utilities industries.  The Fund’s performance likely would have been different had it been following its current investment policies and investment strategies.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract or variable life insurance policy through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 16.28% (for the quarter ended March 31, 2000), and the lowest quarterly return was -16.45% (for the quarter ended September 30, 2002).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to variable annuity and/or variable life insurance subaccounts at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract or variable life insurance policy.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Value Fund	21.43%	8.44%	6.99%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	15.79%	6.19%	8.42%

* The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure the performance of the broad domestic economy through changes in the aggregate market value of such stocks, which represent all major industries.

SPECIAL BOND FUND

What are the Special Bond Fund’s objectives, principal investment strategies and principal risks?

Objectives:

The Fund seeks high current income without undue risk to principal and, secondarily,  growth of capital.

Principal Investment Strategies:

Under normal circumstances, the Fund will invest 80% of its net assets in high yield debt securities.  The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.  The Fund defines high yield debt securities to include fixed, variable or floating rate debt obligations (including bonds, debentures, notes and preferred stock with mandatory redemption features) which are rated below Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB by Standard & Poor’s Ratings Services (“S&P”) as well as unrated bonds that are determined by the Fund’s Adviser to be of equivalent quality.  High yield bonds generally provide higher income than investment grade bonds to compensate investors for their higher risk of default (i.e., failure to make required interest or principal payments).  High yield bond issuers include small or relatively new companies lacking the history or capital to merit investment grade status, former blue chip companies downgraded because of financial problems, companies using debt rather than equity to fund capital investment or spending programs, and firms with heavy debt loads.  The Fund’s portfolio may include zero coupon bonds and pay-in-kind bonds.  While the Fund invests primarily in securities that are traded in the U.S., it may also invest in securities that are traded in foreign markets.

The Fund may also invest in derivative high yield securities, such as credit-linked securities.  Derivative securities are instruments that derive their value from other instruments, securities, or indices.  Credit-linked securities are securities that derive their values from designated indexes or baskets of high yield securities.

The Fund seeks to reduce the risk of a default by selecting bonds through careful credit research and analysis.  The Fund seeks to reduce the impact of a potential default by diversifying its investments among bonds of many different companies and industries.  The Fund attempts to invest in bonds that have stable to improving credit quality that could appreciate in value because of a credit rating upgrade or an improvement in the outlook for a particular company, industry or the economy as a whole.

Although the Fund will consider ratings assigned by ratings agencies in selecting high yield bonds, it relies principally on its own research and investment analysis.  The Fund considers a variety of factors, including the overall economic outlook, the issuer’s competitive position, the outlook of its industry, its managerial strength, anticipated cash flow, debt maturity schedules, borrowing requirements, interest or dividend coverage, asset coverage and earnings prospects.  The Fund will usually sell a bond when it shows deteriorating fundamentals or falls short of the portfolio manager’s expectations.

The Fund may also opportunistically invest in common stocks of companies that have been selected for their total return potential.

Information on the Fund’s recent strategies and holdings can be found in the most recent annual report and information concerning the Fund’s policies and procedures with respect to disclosure of the Fund’s portfolio holdings is available in the Fund’s Statement of Additional Information (see back cover).

Principal Risks:

Any investment carries with it some level of risk.  Here are the principal risks of investing in the Special Bond Fund:

Credit Risk:

This is the risk that an issuer of bonds will be unable to pay interest or principal when due.  The prices of bonds are affected by the credit quality of the issuer.  High yield bonds have greater credit risk than higher quality bonds because the companies that issue them are not as financially strong as companies with investment grade ratings.  Changes in the financial condition of an issuer, general economic conditions and specific economic conditions that affect a particular type of issuer can impact the credit quality of an issuer.  Such changes may weaken an issuer’s ability to make payments of principal or interest, or cause an issuer of bonds to fail to make timely payments of interest or principal.  Lower quality bonds generally tend to be more sensitive to these changes than higher quality bonds.  While credit ratings may be available to assist in evaluating an issuer’s credit quality, they may not accurately predict an issuer’s ability to make timely payments of principal and interest.

Market Risk:

The entire high yield bond market can experience sharp price swings due to a variety of factors, including changes in economic forecasts, stock market volatility, large sustained sales of high yield bonds by major investors, high-profile defaults, or the market’s psychology.  This degree of volatility in the high yield market is usually associated more with stocks than bonds.  The prices of high yield bonds held by the Fund could decline not only due to a deterioration in the financial condition of the issuers of such bonds, but also due to overall movements in the high yield market.  Markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when prices generally go down, referred to as “bear” markets.  The same market risks apply to stocks that may be owned by the Fund.

Interest Rate Risk:

The market value of a high yield bond is affected by changes in interest rates.  When interest rates rise, the market value of a bond generally declines, and when interest rates decline, the market value of a bond generally increases.  Generally, the longer the maturity and duration of a bond, the greater its sensitivity to interest rates.

Liquidity Risk:

High yield bonds tend to be less liquid than higher quality bonds, meaning that it may be difficult to sell high yield bonds at a reasonable price, particularly if there is a deterioration in the economy or in the financial prospects of their issuers.  As a result, the prices of high yield bonds may be subject to wide price fluctuations due to liquidity concerns.

Foreign Securities Risk:

Investments in foreign securities involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards, and less stringent regulation of foreign securities markets.

Derivative Securities Risk:

Investments in derivative securities can increase the volatility of the Fund’s share price and expose the Fund to significant additional costs and potential investment losses.  Credit-linked securities may produce investment losses if the underlying index or basket of high yield securities performs poorly, if they do not perform in line with the index or basket of high yield securities, or if counter-parties are unable to satisfy their obligations.  At times, it may be difficult to sell derivative securities due to the lack of an available trading market.

Accordingly, the value of your investment in the Fund will go up and down, which means that you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

How has the Special Bond Fund performed?

The following information shows how the Fund’s performance has varied from year to year and in comparison with a broad-based index.  This gives you some indication of the risks of investing in the Fund.  The Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

The bar chart presented below shows the performance of the Fund’s shares over the past ten calendar years.  The bar chart does not reflect fees and expenses that may be deducted by the variable annuity contract through which you invest.  If they were included, the returns would be less than those shown.

During the periods shown, the highest quarterly return was 8.02% (for the quarter ended June 30, 2003), and the lowest quarterly return was -5.84% (for the quarter ended September 30, 2001).

The following table shows the average annual total returns for the Fund’s shares assuming reinvestment of dividends and other distributions, if any.  The Fund sells its shares solely to a variable annuity subaccount at net asset value.  The average annual total returns shown for the Fund’s shares do not reflect the fees and charges that an individual would pay in connection with an investment in a variable annuity contract.  If they were included, the returns would be less than those shown.

AVERAGE ANNUAL TOTAL RETURNS
(For the periods ended December 31, 2006)

	1 Year	5 Years	10 Years
Special Bond Fund	9.18%	9.95%	6.01%
Credit Suisse High Yield Index II (reflects no deduction for fees, expenses or taxes)*	11.92%	11.07%	7.09%

* The Credit Suisse High Yield Index II is designed to measure the performance of the high yield bond market.

FUND MANAGEMENT

First Investors Management Company, Inc. (“FIMCO” or “Adviser”) is the investment adviser to each Fund.  FIMCO has been the investment adviser to the First Investors Family of Funds since 1965.  Its address is 95 Wall Street, New York, NY 10005.  As of December 31, 2006, FIMCO served as investment adviser to 50 mutual funds or series of funds with total net assets of approximately $7.3 billion.  FIMCO supervises all aspects of each Fund’s operations.  For the fiscal year ended December 31, 2006, FIMCO received advisory fees, net of waiver (if any), as follows: 0.75% of average daily net assets for Blue Chip Fund; 0.39% of average daily net assets for Cash Management Fund; 0.75% of average daily net assets for Discovery Fund; 0.75% of average daily net assets for Focused Equity Fund; 0.60% of average daily net assets for Government Fund; 0.75% of average daily net assets for Growth & Income Fund; 0.75% of average daily net assets for High Yield Fund; 0.75% of average daily net assets for International Fund; 0.60% of average daily net assets for Investment Grade Fund; 0.60% of average daily net assets for Target Maturity 2007 Fund; 0.60% of average daily net assets for Target Maturity 2010 Fund; 0.60% of average daily net assets for Target Maturity 2015 Fund; 0.75% of average daily net assets for Value Fund and 0.75% of average daily net assets for Special Bond Fund.  The gross advisory fees (fees before any applicable waivers) are set forth in the Separate Account prospectus that is attached to this prospectus.

Clark D. Wagner, Director of Fixed Income, serves as Portfolio Manager of the Government Fund, Investment Grade Fund, Target Maturity 2007 Fund, Target Maturity 2010 Fund, and Target Maturity 2015 Fund.  Mr. Wagner also serves as the Portfolio Manager for certain other First Investors Funds and has been a Portfolio Manager with FIMCO since 1991.

Edwin D. Miska, Director of Equities, serves as Portfolio Manager of the Growth & Income Fund.  Mr. Miska also serves as a Portfolio Manager for other First Investors Funds.  Prior to joining FIMCO in 2002, Mr. Miska was a Senior Portfolio Manager and Managing Director of Evergreen Investment Management Corp.  Mr. Miska held various positions at Evergreen Investment Management Corp. from 1986 to 2001.

Greg Miller and Richard T. Bourke, CFA, serve as Co-Portfolio Managers of the High Yield Fund and the Special Bond Fund.  Messrs. Miller and Bourke also serve as Co-Portfolio Managers for another First Investors Fund.  Mr. Miller joined FIMCO in 1991 as a securities analyst for the High Yield Department.  Mr. Bourke joined FIMCO in 1997 as an analyst.

Matthew S. Wright serves as Portfolio Manager of the Blue Chip Fund and Value Fund.  Mr. Wright also serves as the Portfolio Manager for certain other First Investors Funds.  Mr. Wright joined FIMCO in February 1996 as an Equity Analyst.

Constance Unger serves as the Assistant Portfolio Manager of the Blue Chip Fund and also serves as an Assistant Portfolio Manager for another First Investors Fund. Ms. Unger joined FIMCO in 2005 as an equity analyst. Prior to joining FIMCO, Ms. Unger was a Senior Portfolio Manager and Equity Analyst at Evergreen Investment Management Corp. (1998-2002).

Wellington Management Company, LLP (“Wellington Management”) serves as the investment subadviser of the Focused Equity Fund.  Wellington Management has discretionary trading authority over all of the Fund’s assets, subject to continuing oversight and supervision by FIMCO and the Fund’s Board of Trustees.  Wellington Management is located at 75 State Street, Boston, MA  02109.  Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowment funds, foundations and other institutions.  As of December 31, 2006, Wellington Management held investment management authority with respect to approximately $575 billion of assets.  Of that amount, Wellington Management acted as investment adviser or subadviser to approximately 177 registered investment companies or series of such companies, with net assets of approximately $272 billion.

Matthew E. Megargel, CFA, Senior Vice President and Equity Portfolio Manager of Wellington Management, has served as the Portfolio Manager for the Focused Equity Fund since 2002.  Mr. Megargel also serves as a Portfolio Manager for certain other First Investors Funds.  Mr. Megargel joined Wellington Management as an investment professional in 1983.

Paradigm Capital Management, Inc. (“Paradigm Capital Management”) serves as subadviser of the Discovery Fund.  Paradigm Capital Management has discretionary trading authority over all of the Fund’s assets, subject to continuing oversight and supervision by FIMCO and the Fund’s Board of Trustees.  Paradigm Capital Management is located at Nine Elk Street, Albany, NY 12207.

Paradigm Capital Management is an investment management firm that provides investment services to high net worth individuals, pension and profit sharing plans, investment companies, and other institutions.  As of December 31, 2006, Paradigm Capital Management held investment management authority with respect to approximately $2.1 billion in assets.  Of that amount, Paradigm Capital Management acted as investment adviser or subadviser to 6 registered investment companies or series of such companies with net assets of approximately $569.9 million.

John B. Walthausen, CFA, and Senior Vice President of Paradigm Capital Management, serves as Portfolio Manager of the Discovery Fund and also serves as a Portfolio Manager for another First Investors Fund.  Mr. Walthausen has been Senior Vice President and Portfolio Manager of Paradigm Capital Management since 1994.

Vontobel Asset Management, Inc. (formerly named Vontobel USA Inc.) (“Vontobel”), serves as the investment subadviser to the International Fund.  Vontobel has discretionary trading authority over all of the Fund’s assets, subject to continuing oversight and supervision by FIMCO and the Fund’s Board of Trustees.  Vontobel is located at 450 Park Avenue, New York, NY 10022.  Vontobel is a wholly-owned and controlled subsidiary of Vontobel Holding AG, a Swiss bank holding company, having its registered offices in Zurich, Switzerland.  Vontobel acts as the subadviser to five series of a Luxembourg investment fund that accepts investments from non-U.S. investors only and that was organized by an affiliate of Vontobel.  Vontobel has provided investment advisory services to mutual fund clients since 1990.  As of December 31, 2006, Vontobel managed approximately $7.0 billion. Of that amount, Vontobel acted as investment adviser or subadviser to 8 registered investment companies or series of such companies with net assets of approximately $1.5 billion.

Rajiv Jain, Senior Vice President and Managing Director of Vontobel, serves as Portfolio Manager of the International Fund and also serves as a Portfolio Manager for another First Investors Fund.  Mr. Jain joined Vontobel in 1994 as an equity analyst and associate manager of its international equity portfolios.

Except for the Cash Management Fund, the Statement of Additional Information provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in a Fund.

Descriptions of the factors considered by the Board of Trustees in considering the approval of the Advisory and Subadvisory Agreements are available in the Fund’s Semi-Annual Report to shareholders for the six-months ending June 30, 2006.

The Funds have applied for an exemptive order from the Securities and Exchange Commission.  If granted, the order would permit FIMCO to enter into new or modified subadvisory agreements with existing or new subadvisers without approval of a Fund’s shareholders but subject to the approval of the Fund’s Board of Trustees.  In addition, there is a rule pending at the SEC, which, if adopted, would permit the Funds to act in such manner without seeking an exemptive order.  In any event, the Prospectus will be supplemented if additional subadvisers are retained.

BUYING AND SELLING SHARES

How and when do the Funds price their shares?

The share price (which is called “net asset value” or “NAV” per share) for each Fund is calculated as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern Time) each day that the NYSE is open (“Business Day”).  The NYSE is closed on most national holidays and Good Friday.  In the event that the NYSE closes early, the share price will be determined as of the time of the closing.

To calculate the NAV, each Fund first values its assets, subtracts its liabilities, and then divides the balance, called net assets, by the number of shares outstanding.

The investments of each of the Funds, except for the Cash Management Fund, are generally valued based upon their last reported sale prices, market quotations, or estimates of value provided by a pricing service as of the close of trading on the NYSE (collectively, “current market values”).  If current market values for investments are not readily available, are deemed to be unreliable, or do not appear to reflect significant events that have occurred prior to the close of trading on the NYSE, the investments may be valued at fair value prices as determined by the investment adviser of the Funds under procedures that have been approved by the Board of Trustees of the Funds.

The Funds may fair value a security due to, among other things, the fact that: (a) a pricing service does not offer a current market value for the security; (b) a current market value furnished by a pricing service is believed to be stale; (c) the security does not open for trading or stops trading and does not resume trading before the close of trading on the NYSE, pending some corporate announcement or development; or (d) the security is illiquid or trades infrequently and its market value is therefore slow to react to information.  In such cases, the Fund’s investment adviser will price the security based upon its estimate of the security’s market value using some or all of the following factors: the information that is available as of the close of trading on the NYSE, including issuer-specific news; overall market movements; sector movements; or movements of similar securities.

Foreign securities are generally priced based upon their market values as of the close of foreign markets in which they principally trade (“closing foreign market prices”). Foreign securities may be priced based upon fair value estimates (rather than closing foreign market prices) provided by a pricing service when price movements in the U.S. subsequent to the closing of foreign markets have exceeded a pre-determined threshold. The pricing service, its methodology or threshold may change from time to time. As in the case of all securities owned by the Funds, foreign securities may also be valued at fair value prices as determined by the investment adviser of the Funds for the other reasons described above.

In the event that a security, domestic or foreign, is priced using fair value pricing, a Fund’s value for that security is likely to be different than the security’s last reported market sale price or quotation.  Moreover, fair value pricing is based upon opinions or predictions on how events or information may affect market prices.  Thus, different investment advisers may, in good faith and using reasonable procedures, conclude that the same security has a different fair value.  Finally, the use of fair value pricing for one or more securities held by a Fund could cause a Fund’s net asset value to be materially different than if the Fund had employed market values in pricing its securities.

Debt obligations with maturities of 60 days or less are valued at amortized cost.

The Cash Management Fund values its assets using the amortized cost method, which is intended to permit the Fund to maintain a stable $1.00 per share for each class of shares.

How do I buy and sell shares?

Investments in each of the Funds may only be made through purchases of variable annuity contracts or variable life insurance policies offered by FIL.  The payments received by FIL from the sale of these contracts and policies, less applicable charges and expenses, are invested in Separate Accounts, that in turn invest in the Life Series Funds.

The Fund or Funds that are available to you depend upon which contract or policy you have purchased.  For example, the Special Bond Fund is only available to existing First Investors Life Variable Annuity Fund A (“Separate Account A”) contractowners, whereas the High Yield Fund is available to contract or policy owners of First Investors Life Level Premium Variable Life Insurance Separate Account B, First Investors Life Variable Annuity Fund C (“Separate Account C”), First Investors Life Variable Annuity Fund D (“Separate Account D”) and First Investors Modified Single Premium Variable Life Insurance Policy (“Separate Account E”).  The Target Maturity 2007 Fund, Target Maturity 2010 Fund and Target Maturity 2015 Fund are only available to contract or policy owners of Separate Account C, Separate Account D and Separate Account E.

For information about how to buy or sell the variable annuity contracts and variable life insurance policies, see the Separate Account prospectus, which is attached to this prospectus.  It will describe not only the process for buying and selling contracts and policies but also the fees and charges involved.  This prospectus is not valid unless a Separate Account prospectus is attached hereto.

Can I exchange my shares for the shares of other First Investors Funds?

Subject to the restrictions on frequent trading discussed below, for information about how to exchange shares of a Fund for shares of other First Investors Funds, see the Separate Account prospectus, which is attached to this prospectus.

Shares of First Investors Funds may only be exchanged between Funds that are available to the contract or policy you have purchased.  For example, Separate Account A contractowners are limited to purchasing shares of the Special Bond Fund.

What are the Funds’ policies on frequent trading in the shares of the Funds?

With the exception of the Cash Management Fund, each Fund is designed for long-term investment purposes and it is not intended to provide a vehicle for frequent trading.  The Board of Trustees of the Funds has adopted policies and procedures to detect and prevent frequent trading in the shares of each of the Funds.  These policies and procedures apply uniformly to all accounts.  However, the ability of the Funds to detect and prevent frequent trading in certain accounts, such as omnibus accounts, is limited.

It is the policy of each Fund to decline to accept any new account that the Fund has reason to believe will be used for market timing purposes, based upon the amount invested, the Fund or Funds involved, and the background of the shareholder or broker-dealer involved.  Alternatively, a Fund may allow such an account to be opened if it is provided with written assurances that the account will not be used for market timing.

It is the policy of the Funds to monitor activity in existing accounts to detect market-timing activity.  The criteria used for monitoring differ depending upon the type of account involved.  It is the policy of the Funds to reject, without any prior notice, any purchase or exchange transaction if the Funds believe that the transaction is part of a market timing strategy.  The Funds also reserve the right to reject exchanges that in the Funds’ view are excessive, even if the activity does not constitute market timing.

If the Funds reject an exchange because it is believed to be part of a market timing strategy or otherwise, neither the redemption nor the purchase side of the exchange will be processed.  Alternatively, the Funds may restrict exchange activity that is believed to be part of a market timing strategy or refuse to accept exchange requests via telephone, or any other electronic means.

What are the risks of frequent trading in the shares of the Funds?

In the case of all Funds, to the extent that the policies of the Funds are not successful in detecting and preventing frequent trading in the shares of the Funds, frequent trading may: (a) interfere with the efficient management of the Funds by, among other things, causing the Funds to hold extra cash or to sell securities to meet redemptions; (b) increase portfolio turnover, brokerage expenses, and administrative costs; and (c) harm the performance of the Funds, particularly for long-term shareholders who do not engage in frequent trading.

In the case of the Funds that invest in high yield bonds, the risk of frequent trading includes the risk that investors may attempt to take advantage of the fact that high yield bonds generally trade infrequently and therefore their prices are slow to react to information.  To the extent that these policies are not successful in preventing a shareholder from engaging in market timing, it may cause dilution in the value of the shares held by other shareholders.

In the case of the Funds that invest in small- cap stocks, the risk of frequent trading includes the risk that investors may attempt to take advantage of the fact that small-cap stocks may trade infrequently and thus their prices may be slow to react to information.  To the extent that these policies are not successful in preventing a shareholder from engaging in market timing, it may cause dilution in the value of the shares held by other shareholders.

In the case of the Funds that invest in foreign securities, the risks of frequent trading include the risk of time zone arbitrage.  Time zone arbitrage occurs when shareholders attempt to take advantage of the fact that the valuation of foreign securities held by a Fund may not reflect information or events that have occurred after the close of the foreign markets on which such securities principally trade but before the close of the NYSE.  To the extent that these policies are not successful in preventing a shareholder from engaging in market timing, it may cause dilution in the value of the shares held by other shareholders.

ACCOUNT POLICIES

What about dividends and capital gain distributions?

The Separate Accounts, which own the shares of the Funds, will receive all dividends and distributions.  As described in the attached Separate Account prospectus, all dividends and distributions are then reinvested by the appropriate Separate Account in additional shares of the Fund.

Except for the Cash Management Fund, to the extent that they have net investment income, each Fund will declare and pay, on an annual basis, dividends from net investment income.  To the extent that the Cash Management Fund has net investment income, the Fund will declare daily and pay monthly dividends from net investment income.  Each Fund will declare and distribute any net realized capital gains, on an annual basis, usually at the end of each Fund’s fiscal year.  Each Fund may make an additional distribution in any year, if necessary, to avoid a Federal excise tax on certain undistributed income and capital gains.

What about taxes?

You will not be subject to taxes as the result of purchases or sales of Fund shares by the Separate Account, or Fund dividends, or distributions to the Separate Accounts.  There are tax consequences associated with investing in the variable annuity contracts and variable life insurance policies.  These are discussed in the attached Separate Account prospectus.

Mixed and Shared Funding

Each of the Funds (except for the Special Bond Fund) sells its shares not only to separate accounts that serve as the funding vehicles for variable annuity contracts, but also to separate accounts that serve as the funding vehicle for variable life insurance  policies.  The Funds do not anticipate any disadvantage resulting from this arrangement.  However, it is possible that a material conflict of interest could arise between the interests of different Policyowners and/or different Contractowners that invested in the same Fund.  If such a conflict were to arise, a separate account may be forced to withdraw its participation in the Fund.  It is also possible that the failure of one separate account to comply with the tax laws could cause all of the separate accounts to lose their tax-deferred status.  These are risks that are common to many variable life insurance policies.

FINANCIAL HIGHLIGHTS

The financial highlights shown in the tables represent the financial history of the predecessor funds of the same name , which were acquired by the Funds on April 28, 2006.  Each Fund has adopted the financial history of its respective predecessor fund.  The financial highlights tables are intended to help you understand the financial performance of each Fund for the years indicated.  The following tables set forth the per share data for each fiscal year ended December 31, except as otherwise indicated.  Certain information reflects financial results for a single Fund share.  The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in each Fund (assuming reinvestment of all dividends and other distributions).  The information has been audited by Tait, Weller & Baker, whose report, along with the Funds’ financial statements, is included in the Statement of Additional Information, which is available upon request.

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Blue Chip
2002	$20.44	$.11	$(5.36)	$(5.25)	$.09	__	$.09
2003	15.10	.12	3.80	3.92	.11	__	.11
2004	18.91	.19	1.20	1.39	.12	__	.12
2005	20.18	.20	.67	.87	.20	__	.20
2006	20.85	.26	2.74	3.00	.20	__	.20
Cash Management
2002	$1.00	$.012	__	$.012	$.012	__	$.012
2003	1.00	.005	__	.005	.005	__	.005
2004	1.00	.007	__	.007	.007	__	.007
2005	1.00	.024	__	.024	.024	__	.024
2006	1.00	.043	__	.043	.043	__	.043

†

The effect of fees and charges incurred at the separate account level are not reflected in these performance figures.  If they were included, the performance figures would be less than shown.

††

Net of expenses waived or assumed by the Adviser.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets†† Expenses Net (%) Investment Income (%)	Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Blue Chip
$15.10	(25.80)	$148.81	.58	N/A	N/A	138
18.91	26.19	179.83	.71	N/A	N/A	96
20.18	7.37	181.83	.99	N/A	N/A	100
20.85	4.34	174.85	.93	N/A	N/A	34
23.65	14.49	181.82	1.13	N/A	N/A	4
Cash Management
$1.00	1.22	$14.70	1.20	.98	.92	N/A
1.00	.54	10.70	.55	.95	.30	N/A
1.00	.71	7.70	.69	1.04	.35	N/A
1.00	2.44	6.70	2.38	1.09	1.99	N/A
1.00	4.35	7.70	4.26	1.09	3.87	N/A

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Discovery
2002	$21.43	$(.08)	$(5.73)	$(5.81)	$__	__	$__
2003	15.62	(.06)	6.19	6.13	__	__	__
2004	21.75	(.04)	2.82	2.78	__	__	__
2005	24.53	.08	1.18	1.26	__	__	__
2006	25.79	.06	5.74	5.80	.04	__	. 04
Focused Equity
2002	$8.66	$.01	$(2.44)	$(2.43)	$.02	__	$.02
2003	6.21	.04	1.68	1.72	.01	__	.01
2004	7.92	.10	.36	.46	.04	__	.04
2005	8.34	.05	.41	.46	.10	__	.10
2006	8.70	.07	.75	.82	.05	__	.05

†

The effect of fees and charges incurred at the separate account level are not reflected in these performance figures.  If they were included, the performance fees would be less than those shown.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets Expenses Net (%) Investment Income (Loss) (%)		Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Discovery
$15.62	(27.11)	$ 89.83		(.43)	N/A	N/A	130
21.75	39.24	122.85		(.35)	N/A	N/A	111
24.53	12.78	134.83		(.18)	N/A	N/A	93
25.79	5.14	137.90		.15	N/A	N/A	111
31.55	22.51	158.82		.19	N/A	N/A	58
Focused Equity
$6.21	(28.09)	$ 7	1.04	.13	N/A	N/A	127
7.92	27.73	10.95		.67	N/A	N/A	43
8.34	5.87	11.96		1.23	N/A	N/A	50
8.70	5.55	11.99		.57	N/A	N/A	66
9.47	9.47	12.92		.77	N/A	N/A	80

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Government
2002	$10.45	$.45	$.33	$.78	$.52	__	$.52
2003	10.71	.55	(.22)	.33	.45	__	.45
2004	10.59	.54	(.17)	.37	.58	__	.58
2005	10.38	.51	(.26)	.25	.53	__	.53
2006	10.10	.51	(.14)	.37	.51	__	.51
Growth & Income*
2002	$30.71	$.12	$(6.94)	$(6.82)	$.06	$__	$.06
2003	23.83	.16	6.75	6.91	.12	__	.12
2004	30.62	.25	3.04	3.29	.16	__	.16
2005	33.75	.16	2.25	2.41	.25	__	.25
2006	35.91	.20	4.68	4.88	.16	2.27	2.43

*	Prior to October 18, 2006, the Fund was known as the Growth Fund.
†	The effect of fees and charges incurred at the separate account level are not reflected in these performance figures. If they were included, the performance figures would be less than shown.
††	Net of expenses waived or assumed by the Adviser.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets†† Expenses Net (%) Investment Income (%)	Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Government
$10.71	7.79	$25.78	5.39	.93	5.24	101
10.59	3.18	24.75	4.98	.90	4.83	83
10.38	3.62	21.76	4.81	.91	4.66	62
10.10	2.54	20.81	4.85	.96	4.70	52
9.96	3.80	20.78	5.10	.93	4.95	28
Growth & Income
$23.83	(22.24)	$176.82	.43	N/A	N/A	69
30.62	29.18	222.83	.60	N/A	N/A	74
33.75	10.77	239.83	.79	N/A	N/A	76
35.91	7.20	249.85	.46	N/A	N/A	93
38.36	14.35	268.82	.55	N/A	N/A	127

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
High Yield
2002	$8.13	$.70	$(.54)	$.16	$.89	__	$.89
2003	7.40	.63	1.16	1.79	.69	__	.69
2004	8.50	.62	.17	.79	.63	__	.63
2005	8.66	.65	(.61)	.04	.63	__	.63
2006	8.07	.62	.12	.74	.67	__	.67
International*
2002	$15.41	$.08	$(2.91)	$(2.83)	$.08	$__	$.08
2003	12.50	.10	3.91	4.01	.13	__	.13
2004	16.38	.09	2.28	2.37	.20	__	.20
2005	18.55	.28	1.41	1.69	.24	__	.24
2006	20.00	.29	5.09	5.38	.15	.64	.79

* †

Prior to June 27, 2006, the Fund was known as the International Securities Fund.

The effect of fees and charges incurred at the separate account level are not reflected in these performance figures. If they were included, the performance figures would be less than shown.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets Expenses Net (%) Investment Income (%)		Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
High Yield
$7.40	2.25	$50.86		9.34	N/A	N/A	13
8.50	26.14	64.85		8.34	N/A	N/A	30
8.66	9.94	70.85		7.55	N/A	N/A	33
8.07	.41	69.87		8.01	N/A	N/A	35
8.14	9.77	68.85		7.63	N/A	N/A	31
International
$12.50	(18.43)	$72	1.09	.63	N/A	N/A	129
16.38	32.52	90	1.08	.74	N/A	N/A	119
18.55	14.58	99	1.02	.94	N/A	N/A	114
20.00	9.22	105.99		.80	N/A	N/A	104
24.59	27.79	129.97		1.24	N/A	N/A	157

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Investment Grade
2002	$11.36	$.63	$.22	$.85	$.64	__	$.64
2003	11.57	.61	.34	.95	.65	__	.65
2004	11.87	.59	(.12)	.47	.67	__	.67
2005	11.67	.56	(.42)	.14	.67	__	.67
2006	11.14	.53	(.11)	.42	.62	__	.62
Target Maturity 2007
2002	$13.43	$.74	$1.20	$1.94	$.69	$__	$.69
2003	14.68	.77	(.50)	.27	.74	.14	.88
2004	14.07	.77	(.61)	.16	.80	.38	1.18
2005	13.05	.72	(.65)	.07	.74	.28	1.02
2006	12.10	.76	(.38)	.38	.74	.09	.83

†

The effect of fees and charges incurred at the separate account level are not reflected in these performance figures. If they were included, the performance figures would be less than shown.

††

Net of expenses waived or assumed by the Adviser.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets†† Expenses Net (%) Investment Income (%)	Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Investment Grade
$11.57	7.86	$ 34.74	6.02	.89	5.87	14
11.87	8.60	37.73	5.29	.88	5.14	14
11.67	4.04	38.72	5.03	.87	4.88	16
11.14	1.31	38.75	4.91	.90	4.76	24
10.94	3.99	37.74	4.82	.89	4.67	86
Target Maturity 2007
$14.68	15.09	$ 33.73	5.02	.88	4.87	1
14.07	1.90	28.72	4.89	.87	4.74	0
13.05	1.12	23.73	5.14	.88	4.99	0
12.10	.65	21.75	5.46	.90	5.31	0
11.65	3.29	17.76	5.81	.91	5.66	0

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Target Maturity 2010
2002	$13.59	$.65	$1.82	$2.47	$.65	$__	$.65
2003	15.41	.72	(.28)	.44	.67	__	.67
2004	15.18	.72	(.13)	.59	.73	.06	.79
2005	14.98	.70	(.50)	.20	.70	.14	.84
2006	14.34	.75	(.49)	.26	.72	.12	.84
Target Maturity 2015
2002	$11.57	$.38	$2.23	$2.61	$.47	__	$.47
2003	13.71	.50	(.06)	.44	.41	__	.41
2004	13.74	.53	.61	1.14	.51	__	.51
2005	14.37	.53	.08	.61	.52	__	.52
2006	14.46	.57	(.32)	.25	.52	__	.52

† ††

The effect of fees and charges incurred at the separate account level are not reflected in these performance figures. If they were included, the performance figures would be less than shown.

Net of expenses waived or assumed by the Adviser.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets†† Expenses Net (%) Investment Income (%)	Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Target Maturity 2010
$15.41	18.88	$18.78	4.82	.93	4.67	3
15.18	2.84	17.74	4.54	.89	4.39	1
14.98	3.96	17.75	4.70	.90	4.55	4
14.34	1.46	16.76	4.74	.91	4.59	3
13.76	2.02	14.76	5.13	.91	4.98	3
Target Maturity 2015
$13.71	23.36	$ 9.88	4.70	1.03	4.55	1
13.74	3.24	12.80	4.27	.95	4.12	3
14.37	8.47	17.75	4.34	.90	4.19	2
14.46	4.39	22.73	4.14	.88	3.99	0
14.19	1.85	24.70	4.38	.85	4.23	2

FIRST INVESTORS LIFE SERIES FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

Per Share Data
Year Ended December 31	Net Asset Value at Beginning of Year	Income from Investment Operations Net Net Realized Total from Investment and Investment Income Unrealized Operations Gain (Loss) on Investments			Less Distributions from Net Net Realized Total Investment Gains Distributions Income
Value
2002	$12.71	$.32	$(3.02)	$(2.70)	$.27	__	$.27
2003	9.74	.22	2.35	2.57	.32	__	.32
2004	11.99	.23	1.71	1.94	.22	__	.22
2005	13.71	.25	.57	.82	.22	__	.22
2006	14.31	.27	2.76	3.03	.26	__	.26
Special Bond
2002	$8.53	$.80	$(.62)	$.18	$.81	__	$.81
2003	7.90	.76	1.41	2.17	.78	__	.78
2004	9.29	.73	.20	.93	.72	__	.72
2005	9.50	.73	(.58)	.15	.70	__	.70
2006	8.95	.69	.11	.80	.23	__	.23

†	The effect of fees and charges incurred at the separate account level are not reflected in these performance figures. If they were included, the performance figures would be less than shown.

	Total Return	Ratios/Supplemental Data
Net Asset Value at End of Year	Total Return† (%)	Net Assets at End of Year (in Millions)	Ratio to Average Net Assets Expenses Net (%) Investment Income (Loss) (%)	Ratio to Average Net Assets Before Expenses Waived or Assumed Expenses Net (%) Investment Income (%)		Portfolio Turnover Rate (%)
Value
$9.74	(21.60)	$45.97	2.72	N/A	N/A	71
11.99	27.59	58.83	2.19	N/A	N/A	33
13.71	16.39	69.84	1.87	N/A	N/A	20
14.31	6.09	79.87	1.89	N/A	N/A	21
17.08	21.43	94.83	1.73	N/A	N/A	15
Special Bond
$7.90	2.20	$19.93	9.77	N/A	N/A	18
9.29	28.31	22.93	8.84	N/A	N/A	23
9.50	10.38	21.93	7.79	N/A	N/A	31
8.95	1.69	19.97	8.05	N/A	N/A	28
9.52	9.18	16.98	7.16	N/A	N/A	31

FIRST INVESTORS LIFE SERIES FUNDS

LIFE SERIES FUNDS

Blue Chip

Cash Management

Discovery

Focused Equity

Government

Growth & Income

High Yield

International

Investment Grade

Target Maturity 2007

Target Maturity 2010

Target Maturity 2015

Value

Special Bond

For more information about the Funds,
the following documents are available
for free upon request:

Annual/Semi-Annual Reports:

These Reports include each Fund’s portfolio holdings as well as a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.

Statement of Additional Information (SAI):

The SAI provides more detailed information about the Funds and is incorporated by reference into this prospectus.

To obtain free copies of the Reports and the SAI, or to obtain other information, you may visit our website at: www.firstinvestors.com or contact the Funds at:

Administrative Data Management Corp.

Raritan Plaza 1

Edison, NJ  08837-3620

Telephone:  1-800-423-4026

You can review and copy Fund documents (including the Reports and the SAI) at the Public Reference Room of the SEC in Washington, D.C.  You can also obtain copies of Fund documents after paying a duplicating fee (i) by writing to the Public Reference Section of the SEC, Washington, D.C. 20549 or (ii) by electronic request at publicinfo@sec.gov.  To find out more, call the SEC at 1-202-551-8090.  Text-only versions of Fund documents can be viewed online or downloaded from the EDGAR database on the SEC’s Internet website at
http://www.sec.gov.

(Investment Company Act File No. 811-4325)